UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2016

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01          Other Events.

Investors Real Estate Trust (the “Company”) is filing this Current Report on Form 8-K to update the Business, Properties, Selected Financial Data, Management’s Discussion and Analysis and historical consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2015 (Part I, Items 1 and 2, respectively, and Part II, Items 6, 7 and 8, respectively, and Item 15, incorporated by reference in Item 8). Historical information was updated solely for discontinued operations and to reclassify historical segment information in accordance with the Company’s current segment structure. No sections of the 2015 Form 10-K other than those identified above are being updated by this filing.  Information in the 2015 Form 10-K is generally stated as of April 30, 2015, and this filing does not reflect any subsequent information or events other than the updating of historical information for discontinued operations and to reclassify historical segment information in accordance with the Company’s current segment structure. Without limiting the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2015 Form 10-K for any other information, uncertainties, transactions, risks, events or trends occurring or known to management. More current information is included in other Company filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2015 Form 10-K, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2015, October 31, 2015 and January 31, 2016 and other Company filings. Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K contain the revised and updated financial information and are incorporated herein by reference; the Company has included the entire text of the affected sections.

Discontinued Operations

During the first quarter of fiscal year 2016, the Company classified as held for sale and discontinued operations 48 office properties, 17 retail properties and 1 healthcare property.

In accordance with generally accepted accounting principles, revenues, expenses, assets and liabilities associated with these operations have been classified as discontinued operations for all periods presented in our Quarterly Reports on Form 10-Q for the periods ended July 31, 2015, October 31, 2015 and January 31, 2016 that were filed with the Securities and Exchange Commission on September 9, 2015, December 10, 2015 and March 10, 2016, respectively.

Under SEC regulations, the same discontinued classification is also required for previously-issued financial statements for each of the years presented in our 2015 Form 10-K, even though the financial statements relate to periods prior to the discontinued classification.  This reclassification has no effect on our reported net income for any reporting period.

Changes in Segments

During the first quarter of fiscal year 2016, the Company reduced its number of reportable segments from five to three when its office and retail segments fell below the quantitative thresholds for reporting as reportable segments.

Under SEC regulations, the same composition of reportable segments is also required for previously-issued financial statements for each of the years presented in our 2015 Form 10-K, even though the financial statements relate to periods prior to the changes in segments.  This reclassification has no effect on our reported net income for any reporting period.

ITEM 9.01          Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number	Description

23.1	Consent of Grant Thornton LLP
99.1	Items 1: Business, 2: Properties and 6: Selected Financial Data
99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Item 8: Financial Statements and Supplementary Data and Item 15: Financial Statements Schedules
99.4	Calculation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Distributions
101

Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (1) the Consolidated Balance Sheets, (2) the Consolidated Statements of Operations, (3) the Consolidated Statements of Equity (4) the Consolidated Statements of Cash Flows, and (5) Notes to Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: May 12, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer